Exhibit (A)(1)(ii)
LETTER OF TRANSMITTAL
Regarding
Limited Liability Company Interests
in
PNC LONG-SHORT FUND LLC
Tendered Pursuant to the Offer to Purchase
Dated February 28, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON
MARCH 28, 2011, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL
AND RETURN BY MAIL OR FAX TO:
PNC LONG-SHORT FUND LLC
c/o PNC Alternative Investment Funds
PO Box 9866
Providence RI 02940-8066
Phone: (800) 239-0418
Fax: (508) 599-6128

Ladies and Gentlemen:
          The undersigned hereby tenders to PNC Long-Short Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof (the “Interests”) held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated February 28, 2011, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).
          The tender is subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by the Fund, in its sole discretion, not to be in the appropriate form.
          The undersigned hereby sells to the Fund the Interests tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests or portions thereof in the Fund tendered hereby.
          The initial payment of the purchase price for the Interests or portions thereof tendered by the undersigned will be made on behalf of the Fund by check or wire transfer to the account identified by the undersigned below, as described in Section 6 of the Offer to Purchase. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)
          The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2011, subject to an extension of the Offer to Purchase as described in Section 7 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements for 2012, which is anticipated to be in May 2012.
Note: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request below. Please contact your financial intermediary for more information.
          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

A completed Letter of Transmittal should be sent to the Fund by either fax or mail. If replying by fax, the completed Letter of Transmittal should be faxed to (508) 599-6128 and the original Letter should then be promptly mailed to the Fund at the address below. If replying by mail, place the completed Letter of Transmittal in the enclosed business reply envelope and send to:
PNC LONG-SHORT FUND LLC
c/o PNC Alternative Investment Funds
PO Box 9866
Providence RI 02940-8066
FOR ADDITIONAL INFORMATION:
Phone: (800) 239-0418
PART 1.     NAME AND ADDRESS

Member Name:

Address:

Social Security No. or Taxpayer Identification No.:

Telephone Number:
PART 2.      AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND BEING TENDERED:
☐ The undersigned’s entire limited liability company interest.
☐ A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.*
     $
☐ A portion of the undersigned’s limited liability company interest expressed as a percentage of the undersigned’s limited liability company interest:*
*A minimum interest with a value greater than $50,000 must be maintained in the Fund (the “Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.
PART 3.     PAYMENT
The undersigned wishes to receive payment by (check the appropriate box):
☐ Check (all payments will be mailed to your address as reflected in the Fund’s records)
☐ Wire transfer (the information below must be completed)
Bank Name:
ABA Routing Number:
Credit to:
Account Number:
For further credit to:
Name(s) on the Account:
Account Number:
PROMISSORY NOTE
A promissory note reflecting both the initial payment and the post-audit payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.
PART 4.     SIGNATURE(S)

FOR INDIVIDUAL INVESTORS	FOR ALL OTHER INVESTORS:
AND JOINT TENANTS:

Signature	Signature
(SIGNATURE OF OWNER(S) EXACTLY	(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION	AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)	AGREEMENT)

Print Name of Investor	Print Name of Investor

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)

Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)

Print Name of Joint Tenant

Print Name and Title of Co-signatory
Date: ______________

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